                                                                                                            EXHIBIT 10.7

RF MICRO DEVICES, INC.

CASH BONUS PLAN

RF MICRO DEVICES, INC.
CASH BONUS PLAN

1.         Purpose

The purpose of the RF Micro Devices, Inc. Cash Bonus Plan, as it may be amended (the "Plan"), is to provide selected salaried employees of RF Micro Devices, Inc. or an affiliate thereof (collectively, the "Company" unless the context otherwise requires) with awards ("awards") in the form of cash bonuses based upon attainment of preestablished, objective performance goals, thereby promoting a closer identification of the participating employees' interests with the interests of the Company and its shareholders, and further stimulating such employees' efforts to enhance the efficiency, profitability, growth and value of the Company.

2.         Plan Administration

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company or a subcommittee of the Committee.  To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee shall be comprised of at least two members and each member of the Committee (or subcommittee of the Committee) shall be an "outside director" as defined in Code Section 162(m) and related regulations.  In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan.  Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards and all terms, conditions, restrictions and limitations of an award; and (ii) to construe and interpret the Plan and any instruments evidencing awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.  The Committee's authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Committee to grant compensation to employees under any other compensation plan or program of the Corporation.  Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive.  Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees (subject to any conditions imposed by the Committee), but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the Plan to "covered employees" (as such term is defined in Code Section 162(m) and related regulations).  In the case of any such delegation, references to the "Committee" herein shall include such designee or designees, unless the context otherwise requires.  No member of the Board or the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any award paid under it.  The members of the Board and the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's articles of incorporation or by law.

3.         Eligibility

            The Participants in the Plan (individually, a "participant," and collectively, the "participants") shall be those salaried employees of the Company who are designated from time to time as participants by the Committee.  Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee.  With respect to those participants who are "covered employees," such designation shall be made during the first 90 days of each performance period and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the award will, to the extent practicable, qualify as "performance-based compensation" for purposes of Code Section 162(m)).  Participation in the Plan for any one performance period does not guarantee that an employee will be selected to participate in any other performance period.  (For the purposes of the Plan, "performance period" shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the Plan. A performance period may be coincident with one or more fiscal years of the Company, or a portion thereof.)

4.         Nature of Awards

Awards granted under the Plan shall be in the form of cash bonuses.

5.         Awards

            (a)     Grant of Awards:  At the time performance objectives are established for a performance period as provided in Section 5(b) herein, the Committee also shall assign to each participant a target cash bonus award applicable for the particular performance period (each, a "target bonus").  A participant's award, if any, shall be earned based on the attainment of written performance objectives approved by the Committee for a specified performance period, as provided in Section 5(b) herein.  In the case of awards granted to covered employees, such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) (A) no more than 90 days after the commencement of the performance period to which the performance objective relates and (B) before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the award will, to the extent practicable, qualify as "performance-based compensation" for purposes of Code Section 162(m)).  During any fiscal year of the Company, no participant may be granted more than the maximum award limitation stated in Section 5(c) herein.  The Committee may adjust awards as appropriate for partial achievement of goals, exemplary effort on the part of a participant and/or outside mitigating circumstances and may also make necessary and appropriate adjustments in performance goals; provided, however, that, except as may be otherwise provided in Section 6 and/or Section 7, no such adjustment shall be made to an award granted under the Plan to a participant who is a "covered employee" if such adjustment would cause the award to fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).

            (b)      Performance Objectives:  For each performance period, the Committee shall establish one or more objective performance measures and specific goals for each participant and/or for each group of participants.  The performance objectives established by the Committee shall be based on one or more performance measures that apply to the individual participant ("individual performance"), the participant's business unit/function performance ("business unit/function performance"), the Company as a whole ("corporate performance"), or any combination of individual performance, business unit/function performance or corporate performance.  If a participant's performance goals are based on a combination of individual performance, business unit/function performance and/or corporate performance, the Committee may weight the importance of each type of performance that applies to such participant by assigning a percentage to it.  In the case of covered employees, the performance objectives shall be objective and shall be based upon one or more of the following criteria: (i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders' equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.  In addition, with respect to participants who are not covered employees, the Committee may approve performance objectives based on other criteria, which may or may not be objective.   The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Code Section 162(m) in the case of a covered employee.

        (c)      Earning of Awards:  As soon as practicable after the end of the performance period, the Committee shall determine whether the performance goals for the performance period were achieved and, if so, at what level of achievement under specific formulae established for the performance period.   If the performance goals were met for the performance period, the Committee shall determine the amount, if any, of the award earned by each participant and such award shall be paid in accordance with Section 5(e) herein (subject, however, to the limitation on awards stated in Section 5(d) herein).

        (d)      Maximum Award Payable to Any One Participant: Other provisions of the Plan notwithstanding, the maximum amount of cash bonus awards that may be granted under the Plan to any one participant in any one fiscal year shall not exceed $5,000,000.

        (e)      Payment of Awards:  An award earned by a participant with respect to a performance period shall be paid to him as soon as practicable following the determination of the amount of the award and, with respect to participants who are covered employees, the Committee's written certification that the participant achieved his performance goals.  Without limiting the foregoing, awards payable under the Plan shall be paid no later than the later of (i) the date that is 2-½ months after the end of the participant's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) 2-½ months after the end of the Company's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be structured in a manner to be exempt from, or in compliance with, Code Section 409A.  Notwithstanding the foregoing, when the Company reasonably anticipates that any deduction for its payment would be limited or eliminated by Code Section 162(m), such payment will be delayed until the earlier of when the Company reasonably anticipates that the deduction will not be limited or eliminated by Code Section 162(m) or the calendar year in which the participant separates from service or otherwise structured to comply with Code Section 409A, related regulations and other guidance.  The Committee shall not have any discretion to increase the amount of an award earned and payable pursuant to the terms of the Plan to any participant who is a covered employee (except to the extent otherwise provided pursuant to Section 7 herein in the event of a change of control ).  The Committee shall have the discretion to reduce or eliminate the amount of an award otherwise earned and payable pursuant to the terms of the Plan to any participant.

6.         Termination of Employment and Other Events; Covenants

The Committee shall specify the circumstances in which awards shall be paid or forfeited in the event of termination of employment by the participant or other event prior to the end of a performance period or prior to payment of such awards. Unless otherwise determined by the Committee, if a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant's employment is otherwise terminated (except for cause by the Company) during a performance period, a pro rata share of the participant's award based on the period of actual participation may, at the Committee's discretion, be paid to the participant after the end of the performance period if it would have become earned and payable had the participant's employment status not changed. The Committee may require a participant, as a condition to the grant or payment of an award, to have entered into agreements or covenants with the Company obligating the participant to not compete, to not interfere the relationships of the Company with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company, and to take or refrain from taking such other actions adverse to the Company as the Committee may specify. The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any award.  For the purposes herein, termination for "cause" shall mean termination for cause under the terms of any employment, consulting, change in control or similar agreement if any, between the Company and the participant, or, if none, "cause" shall have the meaning ascribed to such term under the Company's 2003 Stock Incentive Plan (as it may be amended) or any other applicable stock plan.

7.         Change of Control

            (a)      Notwithstanding any other provision in the Plan to the contrary, and except as may be otherwise provided in Section 7(b) herein, in the event of a change of control (as defined in Section 7(c)), all awards granted pursuant to the Plan shall be deemed to be earned based on the assumption that any applicable performance goals were met in full (100%); provided, however, that the amount of any such bonus shall be reduced on a pro rata basis, so that the participant shall only receive a pro rata portion of the bonus for each completed month of the applicable performance period which had elapsed when the change of control occurred.  By way of example (and not limitation), if (i) a participant would have been entitled to a $100,000 bonus based on attainment of 100% of applicable performance goals during a 12-month performance period, and (ii) a change of control occurs during the seventh month of the performance period, the participant shall be entitled to a $50,000 bonus (one-half of the $100,000 bonus that would otherwise have been payable if the full performance period had elapsed), treating any applicable performance goals as being fully met. In the event of a change of control, any bonuses payable under Section 7 (whether payable pursuant to Section 7(a) or Section 7(b) herein) shall be immediately due and payable, without regard to whether such bonuses are deductible under Code Section 162(m) and without regard to whether the participant continues in service in the same position following the change of control, has a change in position or responsibility, or is terminated from employment with the Company (or successor or surviving corporation).  In addition, without in any way limiting the preceding, in the event that a participant has entered into a change in control agreement or similar agreement with the Company, the participant shall be entitled to the greater of the benefits payable upon a change of control of the Company pursuant to Section 7(a) or Section 7(b) herein or the respective change in control agreement or similar agreement, and such change in control agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise payable to a participant upon the occurrence of a change of control as defined in the Plan.

            (b)     Notwithstanding the provisions of Section 7(a), in the event that a "change of control" (as defined in Section 7(c) herein) occurs, the Committee may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not be payable on a pro rata basis as provided in Section 7(a) herein but shall instead be deemed to be earned up to 100% and treated as if up to 100% of all applicable performance goals for up to 100% of the applicable performance period were met (in which case such awards shall become immediately due and payable for the full performance period, notwithstanding the date of the change of control event during the performance period or the deductibility of awards under Code Section 162(m)), if the Corporation or the surviving or acquiring corporation, as the case may be, shall not have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. Any payments made pursuant to this Section 7(b) may not be less than the amount of pro rata bonus payments that would otherwise be payable under Section 7(a) herein.  For the purposes herein, assuming that the Committee is acting as the Plan administrator authorized to make the determinations provided for in this Section 7(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.

            (c)      For the purposes herein, for each participant, a "change of control" shall have the definition given the term "change in control" in the participant's change in control agreement with the Company, or, if the participant has not entered into a change in control agreement with the Company, then a "change of control" shall be deemed to have occurred on the earliest of the following dates:

                      (i)      The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or  more of the outstanding Common Stock of the
                               Corporation;

                     (ii)      The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation  immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                    (iii)      The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

(For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

8.         No Right to Employment

Nothing contained in this Plan or any action taken pursuant to the Plan shall be construed as conferring upon any participant the right or imposing upon him the obligation to continue in the employment of or service to the Company, nor shall it be construed as imposing upon the Company the obligation to continue the employment or service of a participant.  Except as may be otherwise provided in the Plan or determined by the Committee, all rights of a participant with respect to an award and distribution of any cash payment subject to an award shall terminate and be forfeited upon a participant's termination of employment or service with the Company.

9.         Amendments

The Board of Directors of the Company may amend, discontinue or terminate the Plan in whole or in part at any time, provided that (a) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable laws, rules or regulations; and (b) except as otherwise provided in Section 5(e), no such amendment, discontinuance or termination of the Plan shall adversely affect any award earned and payable under the Plan as of the date of such amendment or termination without the participant's consent.  However, notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A, related regulations and other guidance).

10.        Effective Date

The Plan shall become effective on June 1, 2006, subject to the approval by the shareholders of the Company as required by Code Section 162(m) and related regulations.  To the extent required under Code Section 162(m), awards under the Plan granted prior to such shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).

11.        Miscellaneous

            (a)     Taxes; Offset: Any tax required to be withheld by any government authority shall be deducted from each award.  The Committee, in its sole discretion (but subject to applicable law), may apply any amounts payable to any participant hereunder as a setoff to satisfy any liabilities owed to the Company by the participant.

            (b)    Nonassignability: Unless the Committee determines otherwise, awards and any other rights under the Plan shall not be subject to anticipation, alienation, pledge, transfer or assignment by any person entitled thereto, except by designation of a beneficiary or by will or the laws of intestate succession.

            (c)     No Trust; Unfunded Plan:  The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the participants.  Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder.  Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.  To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

            (d)     Impact of Plan Award on other Plans:  Awards granted pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company, unless either (i) such other plan, program or arrangement provides that compensation in the form of awards payable under the Plan are to be considered as compensation thereunder, or (ii) the Committee so determines.  The adoption of the Plan shall not affect any other incentive or other compensation plans or programs in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

            (e)     Facility of Payments: If a participant or any other person entitled to receive an award under this Plan (the "recipient") shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company's obligation under the Plan with respect to such amount.

            (f)     Beneficiary Designation: The Committee may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards, if any, to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant's death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Committee determines otherwise.   The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

            (g)    Governing Law: The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws.

            (h)     Compliance with Code Section 162(m): The Company intends that compensation under the Plan payable to covered employees will, to the extent practicable, constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and related regulations, unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Code Section 162(m) and related regulations.  If any provision of the Plan or any award that is granted to a covered employee (in each case, other than payments to be made pursuant to Section 6 and/or Section 7 herein) does not comply or is inconsistent with the requirements of Code Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

            (i)     Adjustments: The Committee is authorized at any time during or after the completion of a performance period, in its sole discretion, to adjust or modify the terms of awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee's assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the Plan to covered employees whose compensation is intended to qualify as "performance-based compensation" under Code Section 162(m) and related regulations to fail to so qualify.

            (j)    Compliance with Code Section 409A:  Notwithstanding any other provision in the Plan or an award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any award granted under the Plan, it is the general intention of the Company that the Plan and any such award shall, to the extent practicable, be construed in accordance therewith.  Deferrals pursuant to an award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A.  Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provision or conditions be included in the Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan and/or award, as applicable.  Further, in the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents shall be liable to any participant or other persons for actions, decisions or determinations made in good faith.

            (k)    Restrictions on Awards:  Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan or take any other action, unless such distribution or action is in compliance with applicable laws, rules and regulations (including but not limited to applicable requirements of the Code).

            (l)     Gender and Number:  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

           (m)     Severability:  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            (n)     Binding Effect:  The Plan shall be binding upon the Company, its successors and assigns, and participants, their legal representatives, executors, administrators and beneficiaries.

            This RF Micro Devices, Inc. Cash Bonus Plan has been executed in behalf of the Company effective as of the 1st day of June, 2006.

                                                                                    RF MICRO DEVICES, INC.

                                                                                    By: /s/ Robert A. Bruggeworth
                                                                                          Chief Executive Officer

Attest:

/s/ William A. Priddy, Jr.
Secretary/Asst. Secretary

[Corporate Seal]